UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2005

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 1, 2005 Coinstar, Inc. (the “Company”) completed the acquisition of membership interest in Redbox Automated Retail, LLC (“Redbox”) pursuant to that certain LLC Interest Purchase Agreement (the “Agreement”) dated November 17, 2005 by and among Redbox, McDonald’s Ventures, LLC and the Company.

In accordance with the Agreement, the Company invested $20 million in cash in Redbox in exchange for a 47.30% ownership interest in Redbox. If Redbox attains certain performance goals in the first year, the Company will invest an additional $12 million in Redbox, which will not affect the Company’s ownership interest in Redbox. For one year following the two-year anniversary of closing the transaction, the Company, in its sole discretion, has the option to acquire a majority interest in Redbox.

At the time of the acquisition there was no material relationship between Redbox (including their officers, directors and membership holders) and the Company or any of its affiliates, any officer or director of the Company, or any associate of any such officer or director.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement. A copy of the Agreement is attached to the Company’s Current Report on Form 8-K filed on November 18, 2005 as exhibit 2.1 and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/s/ Donald R. Rench
Date: December 5, 2005		Donald R. Rench
Vice President, General Counsel and Secretary

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